Exhibit 10.3

Notice of Grant of Restricted Stock and Restricted Stock Units
[Name]
Subject to the terms and conditions of the Amended and Restated 2006 Incentive Plan and the 2014 Equity Incentive Plan (the “Plans”), the Award Agreement, and Summary of Performance Objectives attached hereto, you have been granted an award of Shares of Restricted Stock and Restricted Stock Units (“Awards”), as follows:

Grant Date:	January 13, 2016
Number of Shares:	Your Awards consist of the following: Shares of Restricted Stock (each a “Share”) [1] Restricted Stock Units (ROIC) (each a “Unit”) [2] Restricted Stock Units (EPS) (each a “Unit”) [3]
Vesting Schedule:	Your Shares of Restricted Stock and Restricted Stock Units will be subject to vesting on the third anniversary of the Grant Date
Settlement:
Your Awards will be settled in Shares, depending on whether the terms and conditions described in the Award Agreement, the Summary of Performance Objectives, this Notice of Grant, and the Plans are satisfied

This Notice of Grant, Award Agreement and the Summary of Performance Objectives describe your Awards and the terms and conditions of your Awards. To ensure you fully understand these terms and conditions, you should:

•	Read the Plans carefully to ensure you understand how the Plan works; and

•	Read this Notice of Grant and the corresponding Award Agreement and Summary of Performance Objectives carefully to ensure you understand the nature of your Awards and what you must do to earn it.

You may contact Erica Regan, Total Rewards Manager, by telephone ((330) 668-7205) or email (Erica_Regan@us.aschulman.com) if you have any questions about your Awards or the Award Agreement.

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1 Determined by by (i) multiplying $[______], the target dollar amount used to determine your total Awards for fiscal year 2016, by .25, and (ii) dividing the result in (i) by $29.24, the average reported closing price of a Share during the 30-day period ending on the last trading day prior to the Grant Date. The resulting number of Shares were rounded to the nearest multiple of 10.
2 Determined by multiplying your number of Restricted Shares times 4.
3 Determined by multiplying your number of Restricted Shares times 2.